OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WM. WRIGLEY JR. COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Wm. WRIGLEY Jr. Company
Wrigley Building       •       410 North Michigan Avenue       •       Chicago, Illinois 60611
March 22, 2006
Dear Stockholder:
      We have previously sent to you proxy materials for the Annual Meeting to be held on April 4, 2006. Included with these materials was a proxy card for stockholders to vote on each of the six matters described in the proxy materials.
      One of the matters that stockholders are to vote on is Proposal 5, which is an amendment to Article FOURTH of the Restated Certificate of Incorporation to defer, and permit the Board of Directors to further defer, the automatic conversion of Class B Common Stock if the automatic conversion threshold is crossed. The New York Stock Exchange advised the Company on March 16, 2006 that it would like the Company to modify Proposal 5.
      The accompanying Supplement to Proxy Statement describes the amendment to Article FOURTH, as modified, that is to be considered and acted upon by the stockholders.
      If you have already voted on the six matters described in the proxy materials and do not wish to change your vote, you do not need to take any action and your original vote will be counted. If you have already voted on the six matters described in the proxy materials and wish to change your vote, you may do so by using the enclosed new proxy card or by voting over the phone or Internet as described in the proxy statement mailed to you on or about February 16, 2006. I look forward to seeing you at the meeting.

Sincerely,

WILLIAM WRIGLEY, JR
Chairman of the Board, President
and Chief Executive Officer

SUPPLEMENT TO PROXY STATEMENT
FOR THE
103rd ANNUAL MEETING OF STOCKHOLDERS OF
WM. WRIGLEY JR. COMPANY
TO BE HELD ON TUESDAY, APRIL 4, 2006
      This Supplement (this “Supplement”) to the Proxy Statement, dated February 16, 2006 (the “Proxy Statement”), of Wm. Wrigley Jr. Company (the “Company”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. Chicago time on Tuesday, April 4, 2006, at the Chase Auditorium, Chase Tower in Chicago, Illinois.
      This Supplement is dated March 22, 2006 and is first being mailed to stockholders on or about March 22, 2006.
      This Supplement is being distributed to provide stockholders with supplemental information regarding Proposal 5 (the “Proposal”) contained in the Proxy Statement. The Proposal, as described in the Proxy Statement, is an amendment to the Company’s Restated Certificate of Incorporation to provide that the conversion of Class B Common Stock into Common Stock will occur eighteen (18) months after the date on which the conversion threshold is crossed, which is referred to as the “determination period,” unless during the determination period the Board, based upon the recommendation of a committee of the Board comprised of not less than three (3) directors, all of whom shall be independent (the “Independent Committee”), shall have determined that the Class B Common Stock shall not convert on such 18-month anniversary, but instead shall convert at such time and/or under such circumstances as determined by the Board to be in the best interests of the Company and its stockholders. Based upon communications with the New York Stock Exchange (the “NYSE”), we have agreed to modify the Proposal so that if the determination were made to defer the conversion of the Class B Common Stock beyond the determination period, prior to each anniversary following the expiration of the determination period, if applicable, the Independent Committee will review and confirm that further deferral of the conversion time remains in the best interests of the Company and its stockholders. In no event will the conversion time be deferred for more than five (5) years after the expiration of the determination period.
      Article FOURTH, Section 2, Paragraph (d)(8) of the Restated Certificate of Incorporation is set out in Appendix A to this Supplement. Such Paragraph (d)(8) reflects the amendments contemplated by the Proposal, as modified. The modifications agreed with the NYSE are set forth in bold type.
      The Board of Directors determined that the Proposal, as modified, is advisable and in the best interests of the Company and all its stockholders. The Board of Directors approved the Proposal, as modified, and recommends that stockholders vote FOR the approval of the Proposal, as modified.
      Enclosed with this Supplement is a new proxy card, which is identical to the proxy card enclosed with the Proxy Statement. If you have already voted on the six matters described in the Proxy Statement, including the Proposal, and do not wish to change your vote due to the modification of the Proposal, you do not need to take any action and your original vote will be counted. If you have already voted on the six matters described in the Proxy Statement and wish to change your vote, you may do so by using the enclosed new proxy card or by voting over the phone or Internet as described in the Proxy Statement.
Howard Malovany,
Vice President, Secretary and General Counsel
Chicago, March 22, 2006

Appendix A
Article FOURTH, Section 2, Paragraph (d)(8)
      At any time when the aggregate number of outstanding shares of Class B Common Stock beneficially owned by the holders of Class B Common Stock, as reflected on the stock transfer records of the Corporation, falls below twelve percent (12%) of the aggregate number of the then outstanding shares of Common Stock and Class B Common Stock, each share of Class B Common Stock shall convert into one fully paid and non-assessable share of Common Stock on the 18 month anniversary of such time (or, if such 18 month anniversary is a day other than a business day, then such conversion shall occur on the next business day), unless prior to such conversion time the Board of Directors, based upon a recommendation of a committee of the Board of Directors comprised of not less than three directors, all of whom shall be independent directors of the Board of Directors, makes a determination (the “Board Determination”) that the Class B Common Stock shall not so convert, in which case the Class B Common Stock (i) shall not so convert pursuant to this subdivision (d)(8) on such 18 month anniversary and (ii) shall so convert pursuant to this subdivision (d)(8) only at such time and/or under such circumstances (which may, if so provided in the Board Determination, include a subsequent determination to be made by a committee of the Board of Directors comprised of not less than three independent directors on the Board of Directors) as shall be specified in the Board Determination, provided, however, that if the Board Determination provided for a deferral of the conversion of the Class B Common Stock beyond such 18 month anniversary, prior to each anniversary following the expiration of such 18 month period, if applicable, a committee of the Board of Directors comprised of not less than three independent directors of the Board of Directors shall review the Board Determination and confirm that further deferral of the conversion time remains in the best interests of the Company and its stockholders, provided, further, that in no event shall such conversion time be deferred for more than five (5) years after the expiration of such 18 month period. The Corporation shall promptly make a public announcement of any Board Determination. For purposes of this subdivision (d)(8), the total number of shares of Common Stock and Class B Common Stock “outstanding” at any time shall not include any shares of Common Stock which, after April 1, 1986, are (a) issued in exchange for the assets or stock of other entities (including pursuant to a merger or other business combination), (b) sold by the Corporation for value, (c) issued upon conversion of convertible securities issued in exchange for the assets or stock of other entities or sold by the Corporation for value, or (d) issued as a stock split or dividend with respect to shares issued or sold pursuant to clause (a), (b) or (c). For purposes of the first sentence of this subdivision (d)(8), any shares of Common Stock repurchased by the Corporation shall no longer be deemed “outstanding” from and after the date of repurchase.

Wm. WRIGLEY JR. COMPANY

C/O COMPUTERSHARE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone	(
Log on to the internet and go to http://www.eproxyvote.com/wwy		Call toll-free 1-877-PRX-VOTE (1-877-779-8683) If you are calling from outside the United States, you may call 1-201-536-8073.

If you vote over the Internet or by telephone, please do not mail in your card.

Your vote over the Internet or the telephone instructs the Trustee in the same manner as if you marked, signed, dated and returned your proxy card.

☒	Please mark votes as in this example.	6700

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5 AND 6.

1.	Election of Class I Directors (Terms Expire in 2009)	The nominees are: 01 John Bard, 02 Howard Bernick, 03 Melinda Rich
			FOR	WITHHOLD
		FOR ALL NOMINEES	☐	☐	WITHHOLD FROM ALL NOMINEES

☐

For all nominee(s) except vote withheld from the above:

		FOR	AGAINST	ABSTAIN
2.	To Approve the Adoption of the Wm. Wrigley Jr. Company 2007 Management Incentive Plan	☐	☐	☐

To Amend Article FOURTH of the Restated Certificate of Incorporation as follows:

		FOR	AGAINST	ABSTAIN
3.	Authorize the one-time distribution of shares of Class B Common Stock as a dividend to holders of each class of Common Stock outstanding.	☐	☐	☐
4.	Increase the Class B Common Stock automatic conversion threshold from 10% to 12%.	☐	☐	☐
5.	Defer, and permit the Board of Directors to further defer, the automatic conversion of Class B Common Stock if the automatic conversion threshold is crossed.	☐	☐	☐

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR ITEM 6.

		FOR	AGAINST	ABSTAIN
6.	To ratify the appointment of the Company's independent registered public accounting firm (independent auditors) for the year ending December 31, 2006.	☐	☐	☐

		Check this box if you plan to attend meeting		☐

Signature	Date	Signature	Date
Note:	Please sign exactly as name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

Please note that admission to the Annual Meeting will be by admission ticket only, so you must bring this ticket with you. If you plan to attend the meeting, please mark the indicated box on the other side of this Proxy Card. For pre-registration, please call the Stockholder Relations
Department at 1-800-874-0474.
103rd Annual Meeting of Stockholders of Wm. Wrigley Jr. Company
Chase Auditorium
10 South Dearborn Street
Chicago, Illinois 60670
9:00 a.m. CST
Tuesday, April 4, 2006
This ticket admits the named stockholder(s) and one guest. Photocopies will not be accepted. Photo identification will be required.
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Wm. WRIGLEY Jr. Company	PROXY CARD

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 4, 2006.
This proxy card represents all shares of Wrigley stock (both Common and Class B Common) held in the registration indicated below. For employee stockholders, this includes your shares held in the Wrigley Savings Plan. This proxy will be voted as specified by the stockholder. If no specification is made, all shares of both classes of stock will be voted as set forth in the proxy statement FOR Items 1, 2, 3, 4, 5 and 6.
The stockholder represented herein appoints William Wrigley, Jr., Richard K. Smucker, Howard Malovany or any of them, proxies with power of substitution to vote all shares of Common Stock and Class B Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company to be held at Chase Auditorium, Chicago, Illinois, on April 4, 2006, at 9:00 a.m., CST, and at any adjournment thereof, as specified in this proxy. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.
Your vote is important!
Please sign and date on the reverse side of this proxy card and return promptly in the enclosed postage-paid envelope.
If you attend the meeting, you may revoke your proxy and vote in person.